Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Kearny Financial Corp.
Fairfield, New Jersey

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated September 5, 2014, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Kearny Financial Corp., appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2014.

/s/ BDO USA, LLP
New York, New York

May 20, 2015